Exhibit 10.7

Executive Version

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT ("Agreement"), dated as of May 12, 2015 is made by and among the undersigned (collectively the "Subordinated Creditors"), Full Circle Capital Corporation, a Maryland corporation ("FCCC") (with its participants, successors and assigns, FCCC is sometimes referred to herein as the "Preferred Lender", and together with the Subordinated Creditors, the "Parties"). For all purposes herein, the "Borrower" means RiceBran Technologies, a California corporation.
BACKGROUND

A.           Borrower previously entered into that certain Note and Warrant Purchase Agreement dated January 17, 2012 (as amended thereafter, including without limitation pursuant to that Second Amended and Restated Note and Warrant Purchase Agreement dated as of November 13, 2013) (the "Purchase Agreement") with each of the Subordinated Creditors. In connection with the transactions contemplated by the Purchase Agreement, the Borrower issued to the Subordinated Creditors an aggregate of $6,187,602.94 in principal amount of Subordinated Notes (as defined below). Borrowers concurrent herewith are amending the Purchase Agreement with that certain Amendment to Loan Documents dated as of May 12, 2015 ("Amendment to SubDebt Loan Documents"), pursuant to which the Subordinated Creditors will acquire either an Early Investor Restated Note (as defined therein) or Subsequent Investor Restated Note (as defined therein) and a warrant to acquire the Company's common stock; and

B.            FCCC, Borrower, NutraCea, LLC, a limited liability company organized and existing under the laws of the State of Delaware, SRB-IP, LLC, limited liability company organized and existing under the laws of the State of Delaware, SRB-MERM, LLC, a limited liability company organized and existing under the laws of the State of Delaware, SRB-LC, LLC, a limited liability company organized and existing under the laws of the State of Delaware, SRB-MT, LLC, a limited liability company organized and existing under the laws of the State of Delaware, SRB-WS, LLC, a limited liability company organized and existing under the laws of the State of Delaware, RiceX Company, a corporation incorporated under the laws of the State of Delaware, RiceX Nutrients, Inc., a corporation incorporated under the laws of the State of Montana, Rice Science, LLC, a limited liability company organized and existing under the laws of the State of Delaware, Rice RX, LLC, a limited liability company organized and existing under the laws of the State of Delaware, and Healthy Naturals, Inc., a corporation incorporated under the laws of the State of Nevada, expect to enter into a Loan, Guaranty and Security Agreement dated as of this same date ("FCC Credit Agreement"). In connection therewith, Borrower shall execute and deliver to FCCC a Term Loan Note and Revolving Loan Note, each dated this same date (collectively, the "Notes").

C.            In consideration of the capital to be provided by FCCC pursuant to the FCCC Credit Agreement and the Notes, and other financial accommodations that have been made and may hereafter be made by the Preferred Lender for the benefit of the Borrower, which in turn benefits the Subordinated Creditors, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Subordinated Creditors hereby agree to the terms hereof.

AGREEMENT
1.              Definitions.  As used herein, the following terms have the meanings set forth below:

"Borrower Default" means any Default as defined in the FCCC Credit Agreement.

"Lien" means any security interest, mortgage, deed of trust, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device, including the interest of each lessor under any capitalized lease and the interest of any bondsman under any payment or performance bond, in, of or on any assets or properties of a person, whether now owned or hereafter acquired and whether arising by agreement or operation of law.

"Preferred Lender Debt", used herein in its most comprehensive sense, means the FCCC Credit Agreement, the Notes and any and all advances, debts, obligations and liabilities of the Borrower to the Preferred Lender, heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, including under any swap, derivative, foreign exchange, hedge, deposit, treasury management or other similar transaction or arrangement at any time entered into by the Borrower with the Preferred Lender, and whether the Borrower may be liable individually or jointly with others, or whether recovery upon such amounts may be or hereafter become unenforceable.

"Subordinated Indebtedness" means all obligations arising under the Subordinated Notes and each and every other debt, liability and obligation of every type and description which the Borrower or any of its subsidiaries may now or at any time hereafter owe to one or more of the Subordinated Creditors, whether such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several.

"Subordinated Notes" means Borrower's Second Amended and Restated Secured Promissory Notes, dated May 12, 2015 and/or Amended and Restated Secured Promissory Note dated May 12, 2015, payable to the order of the Subordinated Creditors in the original aggregate principal amount of Six Million Three Hundred Nine Thousand Five Hundred Twenty Seven Dollars ($6,309,527), together with all renewals, extensions and modifications thereof and any note or notes issued in substitution therefor.

2.              Subordinated Indebtedness. The Borrower and the Subordinated Creditors have delivered to the Preferred Lender true and complete copies of the Purchase Agreement, Amendment to SubDebt Loan Documents, the Subordinated Notes, and any and all other documents governing the terms of the Subordinated Indebtedness in effect on the date hereof (collectively, the "Subordinated Indebtedness Documents"). No purported amendment, modification, waiver or restatement of the Subordinated Indebtedness Documents shall be effective without the express prior written consent of the Preferred Lender.

3.              Subordination.  The payment of all of the Subordinated Indebtedness is hereby expressly subordinated to the extent and in the manner hereinafter set forth to the payment in full of the Preferred Lender Debt; and regardless of any priority otherwise available to the Subordinated Creditors by law or by agreement, and any Lien claimed therein by the Subordinated Creditors shall be and remain fully subordinate for all purposes to the rights of the Preferred Lenders for all purposes whatsoever. The Subordinated Indebtedness shall continue to be subordinated to the Preferred Lenders Debt even if the Preferred Lenders Debt or any portion thereof is deemed subordinated, avoided or disallowed under the United States Bankruptcy Code or other applicable law.

4.              Principal and Interest Payments.

4.1.          Principal Payments. Except as expressly set forth in this Section 4.1 or in Section 6, until all of the Preferred Lender Debt has been paid in full, no Subordinated Creditor shall, without the prior written consent of the Preferred Lender, demand, receive or accept any principal payment from the Borrower in respect of the Subordinated Indebtedness, or exercise any right of or permit any setoff in respect of the Subordinated Indebtedness. Notwithstanding the foregoing, provided that no Borrower Default exists will occur as a result of or immediately following such payment, commencing as of November 30, 2016 and thereafter on the last Business Day of each of the 2nd, 5th, 8th and 11th month of each calendar year, the Borrower may pay, and the Subordinated Creditors may accept, principal of the Subordinated Indebtedness in an amount equal to five percent (5%) of the original principal amount of the Subordinated Indebtedness. In addition, the Borrower may pay, and the Subordinated Creditors may accept, payment of principal of the Subordinated Indebtedness with up to 25% of the net proceeds of any common equity offering, including proceeds upon the exercise of outstanding warrants.

4.2.         Interest Payments.  A Subordinated Creditor may demand, receive and accept regularly scheduled payments of interest in respect of the Subordinated Indebtedness; provided, that without the prior written consent of the Preferred Lender, the Subordinated Creditor shall not demand, receive or accept any interest payment from the Borrower in respect of the Subordinated Indebtedness so long as any Borrower Default exists or if a Borrower Default will occur as a result of or immediately following such interest payment.

5.              Receipt of Prohibited Payments.  The Subordinated Creditors each agree that if the Subordinated Creditor receives any payment on the Subordinated Indebtedness that the Subordinated Creditor is not entitled to receive under the provisions of this Agreement, the Subordinated Creditor will hold the amount so received in trust for the Preferred Lender and will forthwith turn over such payment to the Preferred Lender in the form received (except for the endorsement of the Subordinated Creditor where necessary) for application to then-existing Preferred Lender Debt (whether or not due), in such manner of application as the Preferred Lender may deem appropriate.  If a Subordinated Creditor exercises any right of setoff that the Subordinated Creditor is not permitted to exercise under the provisions of this Agreement, the Subordinated Creditor will promptly pay over to the Preferred Lender, in immediately available funds, an amount equal to the amount of the claims or obligations offset.  If a Subordinated Creditor fails to make any endorsement required under this Agreement, the Preferred Lender, or any officer or employee or agent on behalf of the Preferred Lender, is hereby irrevocably appointed as the attorney-in-fact (which appointment is coupled with an interest) for such Subordinated Creditor to make such endorsement in the Subordinated Creditor's name.

6.             Action on Subordinated Indebtedness.  The Subordinated Creditors each agree not to commence any action or proceeding against the Borrower to recover all or any part of the Subordinated Indebtedness, or join with any creditor (unless the Preferred Lender shall so join) in bringing any proceeding against the Borrower under any bankruptcy, reorganization, readjustment of debt, arrangement of debt receivership, liquidation or insolvency law or statute of the federal or any state government, or take possession of, sell, or dispose of any item that comprises "Collateral" pursuant to the terms of any of the FCCC Credit Agreement or any related Loan Document ("Collateral"), or exercise or enforce any right or remedy available to a Subordinated Creditor with respect to any such Collateral, unless and until all Preferred Lender Debt has been paid in full. Notwithstanding anything to the contrary set forth in this Section 6, if all of Borrower's obligations to the Preferred Lender are not fully paid and satisfied, and the Preferred Lender has not initiated a foreclosure or other action against Borrower, upon five (5) business days' prior written notice to the Preferred Lender after expiration of the Subordinated Creditor Standstill Period (as defined below), the Subordinated Creditors may exercise any rights or remedies they may have against Borrower whether by judicial or non-judicial foreclosure or otherwise provided that the receipt of any payments by the Subordinated Creditors shall be paid over to the Preferred Lender, in immediately available funds, until payment in full of the obligations to the Preferred Lender. "Subordinated Creditor Standstill Period" means the period beginning on the occurrence of an event of default under any of the agreements between the Subordinated Creditors and Borrower and ending on the date that is six (6) months following the date after the Subordinated Creditors shall have given notice to each of the Preferred Lender and to Borrower that such event of default shall have occurred and be continuing and of the intent of any of the Subordinated Creditors to exercise their rights and remedies.

7.              Action Concerning Collateral.

7.1.         Remedies. Notwithstanding any Lien now held or hereafter acquired by the Subordinated Creditors, the Preferred Lender may take possession of, sell, dispose of, and otherwise deal with all or any part of any collateral of the Subordinated Creditors, and may enforce any right or remedy available to it with respect to the Borrower or such collateral, all without notice to or consent of any of the Subordinated Creditors except as specifically required by applicable law.

7.2.         Deemed Consent and Release of Lien. In addition, and without limiting the generality of Section 7.1, if (i) a Borrower Default has occurred and is continuing, (ii) the Borrower or any of the Preferred Lender intends to sell or otherwise dispose of any Collateral of the Preferred Lender to an unrelated third party outside the ordinary course of business, (iii) Preferred Lenders have each given written notice thereof to the Subordinated Creditors, and (iv) the Subordinated Creditors have failed, within ten (10) days after receipt of such notice, to purchase for cash the Preferred Lender Debt for the full amount thereof, the Subordinated Creditors shall be deemed to have consented to such sale or disposition, to have released any Lien they may have in such Collateral and to have authorized the Preferred Lender or its agents to file partial releases (and any related financing statements such as "in lieu" financing statements under Part 7 of Article 9 of the Uniform Commercial Code) with respect to such Collateral.

7.3.         No Assumed Duty. The Preferred Lender shall have no duty to preserve, protect, care for, insure, take possession of, collect, dispose of, or otherwise realize upon any of the assets of Borrower, whether or not they comprise Collateral for the Preferred Lender, and in no event shall the Preferred Lender be deemed a Subordinated Creditor's agent with respect to any assets of Borrower.  All proceeds received by the Preferred Lender with respect to any of Borrower's assets may be applied, first, to pay or reimburse the Preferred Lender for all costs and expenses (including reasonable attorneys' fees) incurred by the Preferred Lender (or either of them) in connection with the collection of such proceeds, and, second, to any Preferred Lender Debt in any order that the Preferred Lender may choose.

8.             Bankruptcy and Insolvency.  In the event of any receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or arrangement with creditors, whether or not pursuant to bankruptcy law, the sale of all or substantially all of the assets of the Borrower, dissolution, liquidation or any other marshalling of the assets or liabilities of the Borrower, the Subordinated Creditors will file all claims, proofs of claim or other instruments of similar character necessary to enforce the obligations of the Borrower in respect of the Subordinated Indebtedness and will hold in trust for the Preferred Lender and promptly pay over to the Preferred Lender in the form received (except for the endorsement of the Subordinated Creditors where necessary) for application to the then-existing Preferred Lender Debt, any and all moneys, dividends or other assets received in any such proceedings on account of the Subordinated Indebtedness, unless and until the Preferred Lender Debt has been paid in full. If a Subordinated Creditor shall fail to take any such action, the Preferred Lenders, as attorney-in-fact for the Subordinated Creditor, may take such action on the Subordinated Creditor's behalf.  The Subordinated Creditors each hereby irrevocably appoints the Preferred Lender, or any officers or employees of the Preferred Lender designated by the Preferred Lender, as the attorney-in-fact for the Subordinated Creditors (which appointment is coupled with an interest) with the power but not the duty to demand, sue for, collect and receive any and all such moneys, dividends or other assets and give acquaintance therefor and to file any claim, proof of claim or other instrument of similar character, to vote claims comprising Subordinated Indebtedness to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension and to take such other action in the Preferred Lender's name or in the name of the Subordinated Creditors as the Preferred Lender may deem necessary or advisable for the enforcement of the agreements contained herein; and the Subordinated Creditors will each execute and deliver to the Preferred Lender such other and further powers-of-attorney or instruments as the Preferred Lender may request in order to accomplish the foregoing. If the Preferred Lender desires to permit the use of cash collateral or to provide post-petition financing to the Borrower, the Subordinated Creditors shall not object to the same or assert that its interests are not being adequately protected.

9.             Restrictive Legend; Transfer of Subordinated Indebtedness.  The Subordinated Creditors will cause the Subordinated Notes and all other notes, bonds, debentures or other instruments evidencing the Subordinated Indebtedness or any part thereof to contain a specific statement (in the form attached hereto as Exhibit A) thereon to the effect that the indebtedness thereby evidenced is subject to the provisions of this Agreement, and the Subordinated Creditors will mark their books conspicuously to evidence the subordination effected hereby.  The Subordinated Creditors each represents and warrants to the Preferred Lender that each such Subordinated Creditor is the lawful holder of the applicable Subordinated Note and has not transferred any interest therein to any other person or entity.  In the event of the transfer in any manner of the Subordinated Indebtedness by the Subordinated Creditors to any person who is not a party to this Agreement, the transferring party shall obtain, as a condition to and upon such transfer, the written consent of the transferee to become a party to and be bound by the terms of this Agreement and to the placing of the legend as required by this Section 9 upon the notes, bonds, debentures or other instruments evidencing the Subordinated Indebtedness.

10.           Continuing Effect.  This Agreement shall constitute a continuing agreement of subordination, and the Preferred Lender may, without notice to or consent by the Subordinated Creditors, and except as set forth in Section 2, modify any term of the Preferred Lender Debt in reliance upon this Agreement.  Without limiting the generality of the foregoing, the Preferred Lenders may, at any time and from time to time, without the consent of or notice to the Subordinated Creditors and without incurring responsibility to the Subordinated Creditors or impairing or releasing any of the Preferred Lender's rights or the Subordinated Creditors' obligations hereunder:

(a)           change the amount of payment or extend the time for payment or renew or otherwise alter the terms of any Preferred Lenders Debt or any instrument evidencing the same in any manner;

(b)           if applicable, sell, exchange, release or otherwise deal with any property at any time securing payment of all or any portion of the Preferred Lenders Debt or any part thereof;

(c)            release anyone liable in any manner for the payment or collection of the Preferred Lenders Debt or any part thereof;

(d)           exercise or refrain from exercising any right against the Borrower or any other person (including the Subordinated Creditors); and

(e)        apply any sums received by the Preferred Lender, by whomsoever paid and however realized, to the Preferred Lender Debt in such manner as the Preferred Lender shall deem appropriate.

11.           No Commitment.  None of the provisions of this Agreement shall be deemed or construed to constitute or imply any commitment or obligation on the part of the Preferred Lender to make any future loans or other extensions of credit or financial accommodations to the Borrower. Each of the Subordinated Creditors hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the Preferred Lender's remedies permitted by applicable law or agreement.

12.           Notices.  Any notice or other communication required or permitted to be given or made under this Agreement (i) shall be in writing, (ii) may be delivered by hand delivery, First Class U.S. Mail (regular, certified, registered or expedited delivery), FedEx, UPS Overnight, Airborne or other nationally recognized delivery service, fax, or electronic transmission, and (iii) shall be delivered or transmitted to the appropriate address as set forth herein. Each notice or other communication shall be delivered or addressed to a party at its address set forth below.  A party's address for notice may be changed from time to time by notice given to the other party.

If to the Subordinated Creditors:

If to the Preferred Lender:	Full Circle Capital Corporation, as Agent
102 Greenwich Avenue,
2nd Floor
Greenwich, CT 06830
Attn.: Gregg J. Felton
Email: gfelton@fcfcapital.com

With a copy to (which shall not constitute notice):

LeClairRyan, A Professional Corporation
One Riverfront Plaza
1037 Raymond Boulevard, Sixteenth Floor
Newark, NJ 07102
Attn: James T. Seery
Facsimile No.: 973-491-3415
Email: james.seery@leclairryan.com

If to the Borrower:	6720 North Scottsdale Road, Suite 390
Scottsdale, AZ 85253
Attention: W. John Short
Facsimile: (480) 315-8275

With a copy to:	Weintraub Tobin Chediak Coleman Grodin
(which shall not constitute notice)	400 Capitol Mall, 11th Floor
Sacramento, CA 95814
Attention: Chris Chediak, Esq.
Facsimile: (916) 446-1611

Absent fraud or manifest error, a receipt signed by the addressee or its authorized representative, a certified or registered mail receipt, a signed delivery service confirmation or a fax or e-mail confirmation of transmission shall constitute proof of delivery.  Any notice actually received by the addressee shall constitute delivery notwithstanding the failure to comply with any provisions of this subsection. A notice delivered by regular First Class U.S. Mail shall be deemed to have been delivered on the third (3rd) business day after its post-mark.  Any other notice shall be deemed to have been received on the date and time of the signed receipt or confirmation of delivery or transmission thereof, unless that receipt or confirmation date and time is not a business day or is after 5:00 p.m. local time on a business day, in which case such notice shall be deemed to have been received on the next succeeding business day.

13.          Conflict in Agreements.  If the subordination provisions of any instrument evidencing Subordinated Indebtedness conflict with the terms of this Agreement, the terms of this Agreement shall govern the relationship between the Preferred Lender and the Subordinated Creditors.

14.          No Waiver.  No waiver shall be deemed to be made by any Party of any of its rights hereunder unless the same shall be in writing signed on behalf of the Party, and each such waiver, if any, shall be a waiver only with respect to the specific matter or matters to which the waiver relates and shall in no way impair the rights of the Party or the obligations of the other Parties in any other respect at any time.

15.          Binding Effect; Acceptance.  This Agreement shall be binding upon the Parties and their respective heirs, legal representatives, successors and assigns and shall inure to the benefit of the Parties and their respective participants, successors and assigns irrespective of whether this or any similar agreement is executed by any other creditor of the Borrower.  Notice of acceptance of this Agreement or of reliance upon this Agreement is hereby waived by each of the Parties.

16.          Miscellaneous.  The Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

17.          Governing Law; Consent to Jurisdiction and Venue.  This Agreement shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of California.  Each party consents to the personal jurisdiction of the state and federal courts located in the State of California in connection with any controversy related to this Agreement, waives any argument that venue in any such forum is not convenient, and agrees that any litigation initiated by any of them in connection with this Agreement may be venued in either the state or federal courts located in Sacramento County, California.

18.          Waiver of Jury Trial.  To the extent permissible under law, the parties hereto, each after consulting or having had the opportunity to consult with legal counsel, knowingly, voluntarily and intentionally waive any right they may have to a trial by jury in any litigation.  No party shall seek to consolidate, by counterclaim or otherwise, any litigation in which a jury trial has been waived with any other litigation in which a jury trial cannot be or has not been waived.  This provision shall be deemed to be enforceable to the fullest extent of the law as it may exist at the time any litigation is commenced.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

The Parties have executed this Subordination Agreement as of the date and year first above-written.

FULL CIRCLE CAPITAL CORPORATION

By: /s/

Name:

Title:

SUBORDINATED CREDITORS:

/s/ Greg Vislocky
(Greg Vislocky)

[Signature Page to Subordination Agreement]

Continued Signature Page for Subordinated Creditors

/s/ Brian Rick Delamarter
(Brian Rick Delamarter)

[Signature Page to Subordination Agreement]

Continued Signature Page for Subordinated Creditors

/s/ Harold Guy Delamarter
(Harold Guy Delamarter)

[Signature Page to Subordination Agreement]

Continued Signature Page for Subordinated Creditors

Walter John Short and Karen A. Wilson

/s/ W. John Short
(W. John Short)

/s/ Karen A. Wilson
(Karen A. Wilson)

[Signature Page to Subordination Agreement]

Continued Signature Page for Subordinated Creditors

The Shoshana Shapiro Halpern Revocable Trust UA June 13, 2006

By:	/s/ Baruch Halpern
Name:	Baruch Halpern
Its:	Trustee

By:	/s/ Shoshana Halpern
Name:	Shoshana Halpern
Its:	Trustee

Pensco Trust Co., FBO Baruch Halpern IRA

/s/ Baruch Halpern
(Baruch Halpern)

[Signature Page to Subordination Agreement]

Continued Signature Page for Subordinated Creditors

Weintraub Partners

By:	/s/ Chris Chediak
Name:	Chris Chediak
Title:	Partner

[Signature Page to Subordination Agreement]

Continued Signature Page for Subordinated Creditors

(Alon Gibli)

[Signature Page to Subordination Agreement]

ACKNOWLEDGMENT BY BORROWER

The undersigned, being the Borrower referred to in the foregoing Subordination Agreement ("Agreement"), hereby (i) acknowledges receipt of a copy thereof, (ii) agrees to all of the terms and provisions thereof, (iii) agrees to and with the Preferred Lender that it shall make no payment on the Subordinated Indebtedness that the Subordinated Creditors would not be entitled to receive under the provisions of the Agreement, (iv) agrees that any such payment will constitute a default under the Preferred Lender Debt, and (v) agrees to mark its books conspicuously to evidence the subordination of the Subordinated Indebtedness effected hereby.

RICEBRAN TECHNOLOGIES

By:	/s/ W. John Short
Name:	W. John Short
Title:	Chief Executive Officer

ACKNOWLEDGMENT BY SUBSIDIARY GRANTORS

Each of the undersigned hereby (i) acknowledges receipt of a copy of the Subordination Agreement dated as of May 12, 2015 made by and among Gregory J. Vislocky, Brian Rick Delamarter, Harold Guy Delamarter, Baruch Halpern and Shoshana Halpern as trustees for The Shoshana Shapiro Halpern Revocable Trust UA June 13, 2006, Weintraub Partners, W. John Short and Karen A. Wilson, Edward McMillan as trustee for The Revocable Trust of Edward L. McMillan Revocable Trust U/D/T dated February 17, 1999, Zanesville Partners Fund, LLC, Alon Gibli, Michael Geliebter, and Pensco Trust Co., FBO Baruch Halpern IRA (collectively the "Subordinated Creditors"), Full Circle Capital Corporation, a Maryland corporation (with its participants, successors and assigns, FCCC is sometimes referred to herein as the "Preferred Lender") (the "Agreement"), (ii) agrees to all of the terms and provisions of the Agreement, (iii) agrees to and with the Preferred Lender that it shall make no payment on the Subordinated Indebtedness that the Subordinated Creditors would not be entitled to receive under the provisions of the Agreement, (iv) agrees that any such payment will constitute a default under the Preferred Lender Debt, and (v) agrees to mark its books conspicuously to evidence the subordination of the Subordinated Indebtedness effected hereby.

NUTRACEA, LLC,
 SRB-IP, LLC,
SRB-MERM, LLC,
SRB-LC, LLC,
SRB-MT, LLC,
SRB-WS, LLC,
RICEX COMPANY,
RICEX NUTRIENTS, INC.,
RICE SCIENCE, LLC,
RICE RX, LLC
HEALTHY NATURALS, INC.

Each by:	/s/ J. Dale Belt
Name:	J. Dale Belt
Title:	Secretary

EXHIBIT A

Legend

"THIS INSTRUMENT IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT BY _____________ IN FAVOR OF FULL CIRCLE CAPITAL CORPORATION, DATED MAY 12, 2015."

Exhibit A - 1